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                                                                    EXHIBIT 11.1

                                 BAYBANKS, INC.

          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                        FOR THE QUARTERS ENDED MARCH 31
                  (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                       1994            1993
                                                                    -----------     -----------
Primary:
Weighted average shares...........................................   18,778,400      18,561,082
Common Stock Equivalents (CSE):
  Stock options...................................................      315,047         309,936
                                                                    -----------     -----------
Primary weighted average shares...................................   19,093,447      18,871,018
                                                                    -----------     -----------
                                                                    -----------     -----------
Income before cumulative effect of accounting change..............  $    22,211     $    12,761
Less cumulative effect of accounting change.......................          932         --
                                                                    -----------     -----------
Net Income........................................................  $    21,279     $    12,761
                                                                    -----------     -----------
                                                                    -----------     -----------
Primary earnings per share:
  Income before cumulative effect of accounting change............  $      1.16     $      0.68
  Less cumulative effect of accounting change.....................          .05         --
                                                                    -----------     -----------
  Net Income......................................................  $      1.11     $      0.68
                                                                    -----------     -----------
                                                                    -----------     -----------
Fully Diluted:
Weighted average shares...........................................   18,778,400      18,561,082
Common Stock Equivalents (CSE):
  Stock options...................................................      315,047         309,936
Stock options not CSE.............................................        9,958          66,120
5% convertible debentures.........................................           --           4,655(1)
                                                                    -----------     -----------
Fully diluted weighted average shares.............................   19,103,405      18,941,793
                                                                    -----------     -----------
                                                                    -----------     -----------
Income before cumulative effect of accounting change..............  $    22,211     $    12,761
Less cumulative effect of accounting change.......................          932              --
                                                                    -----------     -----------
Net Income........................................................  $    21,279     $    12,761
5% debentures interest expense -- net of tax......................           --               6
                                                                    -----------     -----------
Net Income -- fully diluted basis.................................  $    21,279     $    12,767
                                                                    -----------     -----------
                                                                    -----------     -----------
Fully diluted earnings per share:
  Income before cumulative effect of accounting change............  $      1.16     $      0.67
  Less cumulative effect of accounting change.....................          .05              --
                                                                    -----------     -----------
  Net Income......................................................  $      1.11     $      0.67
                                                                    -----------     -----------
                                                                    -----------     -----------

- - ---------------
(1) $64 convertible at $13.75 per share.

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